UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 11, 2022, the Company entered into a Credit Facility Agreement (the “Credit Facility”) with Cleveland Capital, L.P., a Delaware limited partnership (“Cleveland”), Herndon Plant Oakley, Ltd., (“HPO”), and other lenders (together with Cleveland and HPO, the “Lenders”). The Credit Facility provides the Company with a short-term line of credit (the “LOC”) not less than $3,000,000 and not more than $5,000,000, the proceeds of which shall be used by the Company for working capital purposes. In connection with the LOC, the Company issued a separate subordinated unsecured promissory note in favor of each respective Lender (each promissory note, a “Note”) for each Lender’s commitment amount (each such commitment amount, a “Commitment Amount”). As of May 13, 2022, the Lenders committed an aggregate of $4,000,000.

Pursuant to the terms of the Credit Facility, each Lender severally agrees to make loans (each such loan, an “Advance”) up to such Lender’s Commitment Amount to the Company from time to time, until December 31, 2022 (the “Due Date”). The Company may, from time to time, prior to the Due Date, draw down, repay, and re-borrow on the Note, by giving notice to the Lenders of the amount to be requested to be drawn down.

Each Note bears an interest rate of 15.0% per annum on each Advance from and after the date of disbursement of such Advance and is payable on (i) the Due Date in cash or shares of common stock of the Company (the “Common Stock”) at the sole election of the Company, unless such Due Date extended pursuant to the Note, or (ii) on occurrence of an event of Default (as defined in the Note). The Due Date may be extended (i) at the sole election of the Company for one (1) additional year period from the Due Date upon the payment of a commitment fee equal to two percent (2%) of the Commitment Amount to the Lender within thirty (30) days prior to the original Due Date, or (ii) by the Lender in writing. In addition, each Lender signed a Subordination Agreement by and between the Lenders and Silicon Valley Bank, a California corporation (“SVB”), dated as of May 11, 2022 (the “Subordination Agreement”) for the purposes of subordinating the right to payment under the Note to SVB’s indebtedness by the Company and its wholly-owned subsidiary, Flux Power, Inc., now outstanding or hereinafter incurred.

The Credit Facility includes customary representations, warranties and covenants by the Company and the Lenders. The Company has also agreed to pay the legal fees of Cleveland’s counsel in an amount up to $10,000. In addition, each Note also provides that, upon the occurrence of a Default, at the option of the Lender, the entire outstanding principal balance, all accrued but unpaid interest and/or Late Charges (as defined in the Note) at once will become due and payable upon written notice to the Company by the Lender.

In connection with entry into the Credit Facility, the Company agreed to pay to each Lender a one-time committee fee in cash equal to 3.5% of such Lender’s Commitment Amount. In addition, in consideration of the Lenders’ commitment to provide the Advances to the Company, the Company agreed to issue each Lender warrants to purchase the number of shares of common stock equal to the product of (i) 160,000 shares of common stock multiplied by (ii) the ratio represented by each Lender’s Commitment Amount divided by the $5,000,000 (the “Warrants”).

Subject to certain ownership limitations, the Warrants will be exercisable immediately from the date of issuance, will expire on the five (5) year anniversary of the date of issuance and will have an exercise price of $2.53 per share. The exercise price of the Warrants is subject to certain adjustments, including stock dividends, stock splits, combinations and reclassifications of the Company’s Common Stock. In the event of a Triggering Event, as described in the Warrant Certificate, each of the holders of the Warrants will be entitled to exercise its Warrant and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such Triggering Event if such holder had exercised the rights represented by the Warrant Certificate immediately prior to the Triggering Event. Additionally, upon the holder’s request, the continuing or surviving corporation as a result of such Triggering Event will issue to such holder a new warrant of like tenor evidencing the right to purchase the adjusted amount of securities, cash or property and the adjusted warrant price.

Pursuant to a selling agreement, dated as of May 11, 2022, the Company retained HPO as its placement agent in connection with the Credit Facility. As compensation for services rendered in conjunction with the Credit Facility, the Company agreed to pay HPO a finder fee equal to 3% of the Commitment Amount from each such Lender placed by HPO in cash.

The foregoing descriptions of the Credit Facility, Note and Warrant Certificate do not purport to be a complete statement of the terms of the agreements and the parties’ rights under such agreements and are qualified in its entirety by reference to the full text of the Credit Facility, Note and Warrant Certificate, which are attached hereto as Exhibits 10.1, 10.2 and 4.1 respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Pursuant to the terms of the Warrant Certificate, each holder may, in its sole discretion and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrant Certificate.

The Lenders made representations to the Company that they met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (“Securities Act”), and the Company relied on such representations. The offer and sale of the underlying securities in the Note and Warrant were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the underlying securities were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
4.1	Form of Warrant
10.1	Credit Facility Agreement dated May 11, 2022
10.2	Form of Subordinated Unsecured Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: May 13, 2022